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                                                                    EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               WITH REGARD TO HEALTHWATCH, INC. AND SUBSIDIARIES

                             TAUBER & BALSER, P.C.
                         Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326

We hereby consent to the use of our report, dated September 26, 2000, except as to Note O, which date is as of March 3, 2001, accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 2000 and 1999, included in the Company's amended Annual Report on Form 10-KSB/A and to the incorporation by reference of the aforementioned financial statements in the Registration Statements on Form S-8 for the 1983 Incentive Stock Option Plan, Employee Stock Purchase Plan of 1987,Stock Option Plan of 1989 and Stock Option Plan of 1993, Registration Statement Nos. 33-36833, 33-22729, 33-36832 and 33-75470,
respectively, Registration Statements on Form S-8 for the 1995 Stock Option Plan and 1995 Stock Grant and Salary Deferral Plan Registration Statement Nos. 033-65151 and 333-35297 and S-3 Registration Statements for Selling Shareholders Nos. 33-88032, 333-19393, 333-21929 and 333-26913.



/s/ Tauber & Balser, P.C.
-------------------------
TAUBER & BALSER, P.C.
Atlanta, Georgia
April 26, 2001